                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_


                               ----------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

       A National Banking Association                      36-0899825
                                                       (I.R.S. employer
                                                    identification number)

One First National Plaza, Chicago, Illinois                60670-0126
(Address of principal executive offices)                   (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                               ----------------

                       ARMSTRONG WORLD INDUSTRIES, INC.
              (Exact name of obligor as specified in its charter)

             Pennsylvania                                  23-0366390
   (State or other jurisdiction of                     (I.R.S. employer
   incorporation or organization)                   identification number)


         2500 Columbia Avenue
         Lancaster, Pennsylvania                             17603
(Address of principal executive offices)                   (Zip Code)


                            Senior Debt Securities
                        (Title of Indenture Securities)

Item 1.       General Information. Furnish the following information as to the
              -------------------
              trustee:

              (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

              (b)   Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

Item 2.       Affiliations With the Obligor. If the obligor is an affiliate of
              -----------------------------
              the trustee, describe each such affiliation.

              No such affiliation exists with the trustee.


Item 16.      List of exhibits. List below all exhibits filed as a part of this
              ----------------
              Statement of Eligibility.

              1. A copy of the articles of association of the trustee now in effect.*

              2. A copy of the certificates of authority of the trustee to commence business.*

              3. A copy of the authorization of the trustee to exercise
                 corporate trust powers.*

              4. A copy of the existing by-laws of the trustee.*

              5. Not Applicable.

              6. The consent of the trustee required by Section 321(b) of the
                 Act.

              7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

              8. Not Applicable.

              9. Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of March, 1999.


                           The First National Bank of Chicago,
                           Trustee

                           By   /s/ Steven M. Wagner

                                Steven M. Wagner
                                First Vice President





*Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                March 15, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Armstrong World Industries, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           The First National Bank of Chicago

                           By:    /s/ Steven M. Wagner

                                  Steven M. Wagner
                                  First Vice President

                                   EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago   Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                        Page RC-1
City, State Zip:           Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                              Dollar Amounts in thousands     C400
                                                                                                                              ----
                                                                                              RCFD        BIL MIL THOU
                                                                                              ----        ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                    RCFD
                                                                                              ----
    a. Noninterest-bearing balances and currency and coin(1) ...............                  0081          5,585,982         1.a
    b. Interest-bearing balances(2) ........................................                  0071          4,623,842         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ...........                  1754                  0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ........                  1773         11,181,405         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell .................................................................                  1350          9,853,544         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                                RCFD
                                                                                              ----
    RC-C) ..................................................................                  2122         31,155,998         4.a
    b. LESS: Allowance for loan and lease losses ...........................                  3123            411,963         4.b
    c. LESS: Allocated transfer risk reserve ...............................                  3128              3,884         4.c
    d. Loans and leases, net of unearned income, allowance, and                               RCFD
                                                                                              ----
       reserve (item 4.a minus 4.b and 4.c) ................................                  2125         30,740,151         4.d
5.  Trading assets (from Schedule RD-D) ....................................                  3545          7,635,778         5.
6.  Premises and fixed assets (including capitalized leases) ...............                  2145            739,925         6.
7.  Other real estate owned (from Schedule RC-M) ...........................                  2150              4,827         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .........................................                  2130            202,359         8.
9.  Customers' liability to this bank on acceptances outstanding ...........                  2155            269,516         9.
10. Intangible assets (from Schedule RC-M) .................................                  2143            291,665        10.
11. Other assets (from Schedule RC-F) ......................................                  2160          3,071,912        11.
12. Total assets (sum of items 1 through 11) ...............................                  2170         74,200,906        12.

----------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago   Call Date:  12/31/98 ST-BK: 17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                       Page RC-2
City, State Zip:           Chicago, IL 60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Schedule RC-Continued

                                                                                  Dollar Amounts in
                                                                                      Thousands
                                                                                      ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                ----
       from Schedule RC-E, part 1) .....................................        2200       22,524,140    13.a
       (1) Noninterest-bearing(1) ......................................        6631       10,141,937    13.a1
       (2) Interest-bearing ............................................        6636       12,382,203    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
                                                                                ----
       IBFs (from Schedule RC-E, part II) ..............................        2200       19,691,237    13.b
       (1) Noninterest bearing .........................................        6631          408,126    13.b1
       (2) Interest-bearing ............................................        6636       19,283,111    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: .....................................................        RCFD 2800   9,113,686    14
15. a. Demand notes issued to the U.S. Treasury ........................        RCON 2840     120,599    15.a
    b. Trading Liabilities(from Schedule RC-D) .........................        RCFD 3548   6,797,927    15.b

16. Other borrowed money: ..............................................        RCFD
                                                                                ----
    a. With original maturity of one year or less ......................        2332        5,385,355    16.a
    b. With original  maturity of more than one year ...................        A547          327,126    16.b
    c. With original maturity of more than three years .................        A548          316,411    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ............        2920          269,516    18.
19. Subordinated notes and debentures ..................................        3200        2,400,000    19.
20. Other liabilities (from Schedule RC-G) .............................        2930        2,137,443    20.
21. Total liabilities (sum of items 13 through 20) .....................        2948       69,083,440    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ......................        3838                0    23.
24. Common stock .......................................................        3230          200,858    24.
25. Surplus (exclude all surplus related to preferred stock) ...........        3839        3,201,435    25.
26. a. Undivided profits and capital reserves ..........................        3632        1,695,446    26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ......................................................        8434            6,349    26.b
27. Cumulative foreign currency translation adjustments ................        3284           13,378    27.
28. Total equity capital (sum of items 23 through 27) ..................        3210        5,117,466    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ..............................        3300       74,200,906    29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external                 ----------------   Number
   auditors as of any date during 1996.......................RCFD 6724............N/A              M.1.
                                                                                ----------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.